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                                                                    EXHIBIT 32.1

   CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Gordon Ellis, President and Chief Executive Officer, certify that:

1.       To my knowledge, this report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents, Inc. as of January 31, 2004.

Date: April 1, 2004                                  /s/ GORDON ELLIS
                                           -------------------------------------
                                                       Gordon Ellis
                                           President and Chief Executive Officer